UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 15, 2013

(Date of earliest event reported)

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Delaware	00-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

On August 15, 2013, JDSU provided written notice to JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) under its Credit Agreement for a $250 million revolving line of credit, dated as of January 20, 2012, by and among JDSU, as borrower, certain lenders and the Agent, and as subsequently amended, (the “Credit Facility”), that, contingent and effective upon the closing of the sale by JDSU of $575 million in principal amount of its 0.625% Senior Convertible Debentures due 2033, expected to occur on August 21, 2013, the Credit Facility will be voluntarily terminated.  No amounts are currently outstanding under the Credit Facility.

Item 8.01                                           Other Events.

On August 15, 2013, JDSU issued a press release announcing the pricing of the offering of $575 million in principal amount of its 0.625% Senior Convertible Debentures due 2033 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The press release also announced the voluntary termination of the Credit Facility and the repurchase of $100 million worth of shares of JDSU common stock.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued by JDS Uniphase Corporation on August 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2013	JDS Uniphase Corporation

	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by JDS Uniphase Corporation on August 15, 2013.